UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2011

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
160 Raritan Center Parkway,
Edison, New Jersey 08837
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
ITEM 5.02 Departure of directors or principal officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers
Item 9.01 Financial Statements and Exhibits
EX-99.1
EX-99.2

Item 2.02 Results of Operations and Financial Condition
The information set forth under this “Item 2.02 — Results of Operations and Financial Condition,” including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Attached as Exhibit 99.1 is a copy of a press release of Majesco Entertainment Company (the “Company”) dated March 8, 2011, announcing certain unaudited financial results for the Company’s fiscal first quarter ended January 31, 2011.
Item 5.02 Departure of directors or principal officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.
(e) On March 4, 2011, the Company appointed Michael Vesey as the Company’s Chief Financial Officer. In connection with Mr. Vesey’s appointment, the Company has entered into an arrangement with Mr. Vesey pursuant to which Mr. Vesey will earn a base salary of $250,000 per calendar year (the “Base Salary”). In addition, he will be eligible to (i) receive an annual cash bonus in an amount up to 50% of the Base Salary based on the achievement of the objectives set forth as part of the Company’s incentive bonus plan for executives as described in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2011, and (ii) participate in any incentive compensation program(s) (including any long-term incentive programs) provided by the Company. Mr. Vesey will, in the event of a termination by the Company of his position without cause or good reason, receive severance payments in the form of continued salary for one (1) year after such termination. On March 4, 2011, the Company granted Mr. Vesey 100,000 common stock options under the Company’s stock equity plan at an exercise price of $1.64, the closing price on the grant date. In addition, the Company granted Mr. Vesey 100,000 shares of restricted common stock. The options and the restricted stock both vest equally over three years on each anniversary of the grant date.
Mr. Vesey, 48, served as our Interim Chief Financial Officer from August 20, 2010 until his appointment March 4, 2011 as Chief Financial Officer. Mr. Vesey joined the Company in May 2006 as its Corporate Controller and has also served as its Senior Vice President, Corporate Controller and Chief Accounting Officer. From November 2004 until he joined the Company, Mr. Vesey served as Chief Financial Officer of Nuvim, Inc. (OTC: NUVM), a company that markets and distributes dietary supplement beverages. As Chief Financial Officer of Nuvim, Mr. Vesey was responsible for overseeing all financial and accounting processes and procedures.
There are no family relationships between Mr. Vesey and any of the Company’s directors or executive officers. Mr. Vesey has not had any material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction.
Attached as Exhibit 99.2 to this Current Report on Form 8-K is a copy of a press release of the Company dated March 8, 2010, announcing the appointment of Mr. Vesey to the position of Chief Financial Officer.
Item 9.01 Financial Statements and Exhibits
The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release dated March 8, 2011.
99.2	Press Release dated March 8, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Dated: March 8, 2011	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer